UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2011

DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Montgomery Street, 17th Floor
San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 445-7444
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-2.2
EX-99.1
EX-99.2

Item 1.01.	Entry into a Material Definitive Agreement.
Acquisition of Pringles Snack Business
On April 5, 2011, Diamond Foods, Inc. (“Diamond”), The Procter & Gamble Company (“P&G”), The Wimble Company, a wholly owned subsidiary of P&G (“Spinco”), and Wimbledon Acquisition LLC, a wholly owned subsidiary of Diamond (“Merger Sub”), entered into a Transaction Agreement (the “Transaction Agreement”) to merge the Pringles snack business (“Pringles”) into Diamond in a reverse Morris Trust transaction valued at approximately $2.35 billion, including the assumption of approximately $850 million of Pringles debt, subject to the adjustment described below (the “Assumed Debt”).
Pursuant to the Transaction Agreement, Spinco will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Diamond (the “Merger”), and P&G will, among other things, (1) prior to the Merger, distribute to eligible holders of P&G common shares all of the outstanding shares of Spinco common stock, either, in P&G’s sole discretion, through a pro-rata dividend or an exchange offer, or a combination thereof, and (2) receive cash from Spinco in an amount equal to the Assumed Debt.
The amount of the Assumed Debt is subject to adjustment depending on Diamond’s volume-weighted average trading price during the five trading days ending two clear trading days prior to the date of the commencement of the exchange offer or the distribution of shares of Spinco common stock, as applicable (the “Collar Average Price”). The amount of the Assumed Debt could increase by up to $200 million or decrease by up to $150 million depending on whether the Collar Average Price is below or above $51.47.
In connection with the Transaction Agreement, on April 5, 2011, Diamond, P&G and Spinco entered into a Separation Agreement (the “Separation Agreement”), pursuant to which P&G will, among other things, transfer Pringles to Spinco and Spinco will assume from P&G certain liabilities associated with Pringles.
Upon consummation of the transactions contemplated by the Transaction Agreement and the Separation Agreement (collectively, the “Agreements”), Spinco common stock will be automatically converted into a total of 29,143,190 shares of Diamond common stock, which will result in the then-existing stockholders of Diamond holding approximately 43% of Diamond’s outstanding shares of common stock following the Merger and the shareholders of P&G holding approximately 57% of Diamond’s outstanding shares of common stock following the Merger.
Consummation of the transactions contemplated by the Agreements is subject to customary closing conditions for a transaction such as the Merger, including approval by Diamond’s stockholders of the issuance of Diamond common shares in the Merger, antitrust and securities law clearances, and other conditions.
The foregoing descriptions of the Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Agreement, which is filed as Exhibit 2.1 hereto, and the Separation Agreement, which is filed as Exhibit 2.2 hereto, each of which is incorporated herein by reference.
The Transaction Agreement contains customary representations and warranties that Diamond, on the one hand, and P&G, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Transaction Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Those disclosure schedules contain information that modify, qualify or create exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, some of those representations and warranties (1) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (2) may be subject to a contractual standard of materiality different from that generally applicable to shareholders, or (3) may have been used for the purpose of allocating risk between the parties to the Transaction Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.
Rights Agreement Amendment
On April 5, 2011, Diamond and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.), as rights agent, entered into an amendment (“Amendment No. 1”) to the Rights Agreement, dated as of April 29, 2005 (the “Rights Agreement”). Amendment No. 1 provides that the transactions associated with the Agreements will not trigger the rights issued under the Rights Agreement.
Waivers of Acceleration of Vesting of Awards Under the 2005 Equity Incentive Plan
In connection with the transaction, each non-employee member of the Board of Directors of Diamond (the “Board”) waived his rights, under Section 8.5(b) of Diamond’s 2005 Equity Incentive Plan, to the acceleration of the vesting of outstanding equity awards under such plan in connection with the consummation of the transactions contemplated by the Transaction Agreement. Such equity awards will otherwise remain outstanding and continue to vest in accordance with their terms.
Waivers of Rights Under the Change of Control Agreements
In connection with the transaction, Michael J. Mendes, Chairman, President and CEO, Steven M. Neil, EVP, Chief Financial and Administrative Officer, Lloyd J. Johnson, EVP, Chief Sales Officer, Andrew Burke, EVP, Chief Marketing Officer, Linda Segre, SVP Corporate Strategy, Stephen Kim, SVP, General Counsel and HR, and Matthew Yost, VP Business Development, each entered into waivers with respect to Change of Control and Retention Agreements that they previously entered into with Diamond (the “Change of Control Agreements”). Such waivers provide that the transactions associated with the Transaction Agreement will not constitute a change of control as defined in the Change of Control Agreements. Except for such waivers, the Change of Control Agreements will continue in full force and effect.

Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 is incorporated here by reference.

Item 7.01.	Regulation FD Disclosure
Diamond has prepared an investor presentation regarding the merger of P&G’s Pringles business into Diamond and Diamond’s financial outlook for its fiscal year ending July 31, 2012, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Diamond, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 8.01.	Other Events.
On April 5, 2011, Procter & Gamble and Diamond issued a joint press release regarding the transactions contemplated by the Agreements and Diamond’s financial outlook for its fiscal year ending July 31, 2012, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Transaction Agreement, dated April 5, 2011, by and among The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC.

2.2	Separation Agreement, dated April 5, 2011, by and among The Procter & Gamble Company, The Wimble Company and Diamond Foods, Inc.

99.1	Investor Presentation.

99.2	Joint Press Release by The Procter & Gamble Company and Diamond Foods, Inc., dated April 5, 2011.
 *  *  *  *  *
Note regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including Diamond’s financial projections and the expected benefits of the transactions described in this report. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this report. Some factors that could cause actual results to differ from Diamond’s expectations include the timing of closing the transaction and the possibility that the transaction is not consummated, risks of integrating acquired businesses and entering markets in which Diamond has limited experience, availability and pricing of raw materials, impact of additional indebtedness, loss of key suppliers, customers or employees, and an increase in competition. A more extensive list of factors that could materially affect Diamond’s results can be found in Diamond’s periodic filings with the SEC, which are available publicly and on request from Diamond’s Investor Relations department.
Additional Information
In connection with the proposed transaction between Diamond and P&G, Diamond will file a registration statement on Form S-4 with the SEC. This registration statement will include a proxy statement of Diamond that also constitutes a prospectus of Diamond, and will be sent to the shareholders of Diamond. Stockholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Diamond, Pringles and the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7425, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201 or by calling (800) 742-6253.
This communication is not a solicitation of a proxy from any security holder of Diamond. However, P&G, Diamond and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Diamond may be found in its definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on November 26, 2010. Information about the directors and executive officers of P&G may be found in its 2010 Annual Report on Form 10-K filed with the SEC on August 13, 2010, and its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on August 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: April 5, 2011	By:	/s/ Steven M. Neil
		Name:	Steven M. Neil
		Title:	Executive Vice President, Chief Financial and Administrative Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
2.1	Transaction Agreement, dated April 5, 2011, by and among The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC.

2.2	Separation Agreement, dated April 5, 2011, by and among The Procter & Gamble Company, The Wimble Company and Diamond Foods, Inc.

99.1	Investor Presentation.

99.2	Joint Press Release by The Procter & Gamble Company and Diamond Foods, Inc., dated April 5, 2011.